UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018

EXP WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53300

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

2219 Rimland Drive, Suite 301
Bellingham, WA 98226
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2). Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 2.02	Results of Operations and Financial Condition

On April 3, 2018, eXp World Holdings, Inc. (the “Company”), filed a Notification of Late Filing on Form 12b-25 relating to a delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Company disclosed the following financial information in the Form 12b-25:

•	Revenue recognized was $156.1 million.
•	Commissions and Other Agent Related Costs was $139.6 million.
•	Cash flow from operations increased 302% to $4.1 million, compared to $1.0 million in 2016.
•	Our cash balance increased 177% to $4.7M, compared to $1.7M in 2016.

In addition, the Company today issued a press release announcing select financial results for the fiscal year ended December 31, 2017. The press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 4, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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